EXHIBIT 23




We consent to the incorporation by reference in the registration statement of Homeland Holding Corporation on Form S-8 (File No. 33-37335) of our report dated March 24, 1997, on our audits of the consolidated financial statements of Homeland Holding Corporation and Subsidiary as of December 28, 1996, and December 30, 1995, and for the 20 weeks ended December 28, 1996, 32 weeks ended August 10, 1996, 52 weeks ended December 30, 1995, and December 31, 1994, which report is included in this Annual Report on Form 10-K.





                                               COOPERS & LYBRAND, L.L.P.
Oklahoma City, Oklahoma
March 28, 1997